UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2012

VISTEON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan		48111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (800)-VISTEON

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 28, 2012, the Organization and Compensation Committee (the “Compensation Committee”) of the Board of Directors of Visteon Corporation (the “Company”) approved equity-based awards to eligible employees pursuant to the Company’s long-term incentive program and in accordance with the terms of the Visteon Corporation 2010 Incentive Plan. As a result of the program, the Named Executives were granted the following:

Name and Position	Target Performance Stock Units	Restricted Stock(1)		Options(2)
Donald J. Stebbins Chairman and Chief Executive Officer	46,517	22,266		45,070
Martin E. Welch III Executive Vice President and Chief Financial Officer	12,043	30,764	(3)	11,668
Joy M. Greenway Vice President and President, Climate Product Group	7,520	3,599		7,286

(1)	The restrictions on the shares of restricted common stock lapse in equal annual installments over the first three years.
(2)	Stock options become exercisable in equal annual installments over the first three years.
(3)	Includes an additional special award of 25,000 shares of restricted common stock.

The performance stock units will be paid out in cash or common stock, at the election of the Company, after the end of the three-year performance cycle ending on December 31, 2014. The number of units that will be payable will be based on the Company’s total shareholder return relative to a sector peer group for 2012, 2012-2013 and 2012-2014, with a maximum payout equal to 150% of the target award. The awards of performance stock units were made pursuant to the Terms and Conditions of Performance Stock Unit Grants, the form of which is attached hereto as Exhibit 10.1.

In addition, the Compensation Committee used its discretion to increase the amount of the pro-rated annual incentive bonus for 2011 to be paid to Mr. Welch by $66,475 in recognition of his contributions since joining the Company in October 2011.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Form of Terms and Conditions of Performance Stock Unit Grants under the Visteon Corporation 2010 Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION

Date: March 5, 2012	By:	/s/ Michael K. Sharnas
Michael K. Sharnas
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description	Page

10.1	Form of Terms and Conditions of Performance Stock Unit Grants under the Visteon Corporation 2010 Incentive Plan.